UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gordon E. Devens, Chief Legal Officer and Secretary, has notified the Board of Directors (the “Board”) of XPO Logistics, Inc. (the “Company”), that he will resign from the Company effective as of February 15, 2017 (the “Termination Effective Date”).
On January 26, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a separation agreement with Mr. Devens, which provides for a three-month period following the Termination Effective Date for Mr. Devens to exercise vested stock options granted in 2011 and the vesting of all outstanding equity awards earned as of the Termination Effective Date under Mr. Devens’ employment agreement dated as of February 9, 2016, including: (a) 11,429 performance-based restricted stock units (“PRSUs”) granted in 2013, (b) 34,715 PRSUs granted in 2014 and 10,863 PRSUs granted in 2015, which is equal to the pro-rata portion of these grants reflecting the time worked during the relevant award period, subject, in each case, to the achievement of the previously specified Company performance goals, and (c) 43,630 PRSUs granted on February 9, 2016 and scheduled to vest on the first anniversary thereof, subject to the Committee’s certification of the achievement of the previously specified Company performance goals with respect to 2016. All other unvested PRSUs granted to Mr. Devens will lapse as per the terms of the relevant award agreements.
All shares delivered to Mr. Devens pursuant to the equity awards referenced in the separation agreement remain subject to lock-up provisions until September 2, 2018, as specified in Mr. Devens’ employment agreement. The separation agreement includes a customary release from Mr. Devens and permits the Company to extend the application of the non-compete included in Mr. Devens’ employment agreement for up to four extensions of six months each, in addition to the two-year non-compete period previously provided under Mr. Devens’ employment agreement, in exchange for which the Company has waived the repayment obligation with respect to a portion of Mr. Devens’ 2015 bonus payment that would otherwise arise under Mr. Devens’ employment agreement. The separation agreement also provides for: (i) a cash severance amount of $250,000, (ii) an annual bonus payment of $500,000 for work completed in 2016 and (iii) reimbursement of COBRA premiums for a period of up to six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2017	XPO LOGISTICS, INC.
	By:	/s/ John J. Hardig
John J. Hardig
Chief Financial Officer